EXHIBIT 99.1

Enzon Pharmaceuticals, Inc. Adopts Tax Benefits Preservation Plan to Protect its NOL Assets and Shareholder Value

Cranford, New Jersey, August 14, 2020 /GlobeNewswire/ – Enzon Pharmaceuticals, Inc. (the “Company” or “Enzon”) (OTC:ENZN) today announced that its Board of Directors (the “Board”) adopted a tax benefits preservation plan (the “Section 382 Rights Plan”) designed to protect the availability of Enzon’s net operating loss carryforwards (“NOLs”) under the Internal Revenue Code (the “Code”).

As of December 31, 2019, Enzon had U.S. federal and state NOLs and tax credits, including approximately $101 million of U.S. federal NOLs, which may be available to offset its future taxable income. Enzon’s ability to use these NOLs would be substantially limited if it experienced an “ownership change” within the meaning of Section 382 of the Code. In general, an ownership change would occur if Enzon’s stockholders who are deemed to be owners of 5% or more of its shares under Section 382 collectively increase their aggregate ownership of Enzon’s common stock by more than 50% (measured over a three year period).

The Section 382 Rights Plan is intended to reduce the likelihood of such an ownership change at Enzon by deterring any person (or any persons acting as a group) from acquiring beneficial ownership of 4.9% or more of Enzon’s outstanding common stock or, with respect to any person (or any persons acting as a group) that as of today’s date already is a 5% stockholder, from increasing its ownership stake.

Under the Section 382 Rights Plan, the rights will initially trade with Enzon’s common stock and will generally become exercisable only if a person (or any persons acting as a group) acquires 4.9% or more of Enzon’s outstanding common stock. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount or Enzon may exchange each right held by such holders for one share of common stock. Under the Section 382 Rights Plan, any person which currently owns 4.9% or more of Enzon’s common stock may continue to own its shares of common stock but may not acquire any additional shares without triggering the Section 382 Rights Plan.

The Section 382 Rights Plan will expire on August 13, 2021, unless earlier terminated pursuant to the terms of the Section 382 Rights Plan. Under the Section 382 Rights Plan, the Board has the discretion to exempt any transaction and to exempt any person (or group of persons) from the provisions of the Section 382 Rights Plan.

Additional information about the Section 382 Rights Plan is available on a Form 8-K filed by Enzon with the U.S. Securities and Exchange Commission.

About Enzon Pharmaceuticals, Inc.

The Company manages its sources of royalty revenues from existing licensing arrangements with other companies primarily related to sales of certain drug products that utilize Enzon’s proprietary technology.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements that are purely historical, are forward-looking statements, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions.

Such forward-looking statements are based upon management’s present expectations, objectives, anticipation, plans, hopes, beliefs, intentions or strategies regarding the future and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements. Such risks and uncertainties include: the difficulty of determining all of the facts relevant to Section 382 of the Code; unreported buying and selling activity by stockholders; unanticipated interpretations of the Code and related regulations; and that the adoption of the Rights Plan does not prevent one or more stockholders of the Company from, notwithstanding the dilution to such stockholder’s interests under the Rights Plan, engaging in buying and selling activity that may have an adverse impact on the Company’s tax attributes. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.

For further information, please contact:

Andrew Rackear, Chief Executive Officer

Enzon Pharmaceuticals, Inc.

20 Commerce Drive (Suite 135)

Cranford, New Jersey 07016

(732) 980-4500